UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2010

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company entered into an agreement, dated June 3, 2010, with Jean C. Benson, Senior Vice President and Controller, to provide a one-time retention bonus of $50,000 to Ms. Benson for the additional interim duties she has been assigned during the Company’s search for a new chief financial officer (the "Letter Agreement"). The bonus is payable within ten business days following March 31, 2011, provided Ms. Benson continues to perform at a performance level consistent with her past performance and complies with the Company’s policies, practices and procedures. If Ms. Benson resigns or is terminated for cause on or before March 31, 2011, she will not receive any portion of the bonus. If Ms. Benson's employment terminates for any other reason on or before March 31, 2011, Ms. Benson will receive the bonus.

The foregoing summary is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed herewith as Exhibit 10.01 and is incorporated herein by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01 Letter Agreement, by and between the Company and Jean C. Benson, dated June 3, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

June 9, 2010	By:	/s/ Timothy C. Everett

Name: Timothy C. Everett
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.01	Letter Agreement, by and between the Company and Jean C. Benson, dated June 3, 2010.